As filed with the Securities and Exchange Commission on May 9, 2003.

Registration No. 333-

Post-Effective Amendment No. 1 to Registration No. 333-26731

Post-Effective Amendment No. 3 to Registration No. 333-72672

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933	Post-Effective Amendment No. 1 to Form S-8 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933

AND

Post-Effective Amendment No. 3 to Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CHEVRONTEXACO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-0890210

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road San Ramon, California	94583

(Address of Principal Executive Offices)	(Zip Code)

CHEVRONTEXACO CORPORATION NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND
DEFERRAL PLAN(1)
TEXACO INC. STOCK INCENTIVE PLAN (2)
TEXACO INC. DIRECTOR AND EMPLOYEE DEFERRAL PLAN (2)
TEXACO PUERTO RICO INC. RETIREMENT SAVINGS PLAN (2)
CHEVRONTEXACO CORPORATION EMPLOYEE SAVINGS INVESTMENT PLAN (2)
CHEVRONTEXACO CORPORATION LONG-TERM INCENTIVE PLAN (2)
CHEVRONTEXACO CORPORATION DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES (2)

(Full title of the plan)

Copy to:
Lydia I. Beebe ChevronTexaco Corporation 6001 Bollinger Canyon Road San Ramon, CA 94583 (925) 842-1000	Terry M. Kee Pillsbury Winthrop LLP 50 Fremont Street San Francisco, CA 94105 (415) 983-1000

(Name, address and telephone number, including area code, of agent for service)

(1)  Subject to stockholder approval of the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (the “2003 Directors’ Plan”), the ChevronTexaco Corporation Restricted Stock Plan for Non-Employee Directors (formerly, Chevron Corporation Restricted Stock Plan for Non-Employee Directors) will be merged into the 2003 Directors’ Plan; accordingly, Registration Statement No. 333-26731 is hereby amended to replace references to the Chevron Corporation Restricted Stock Plan for Non-Employee Directors with the ChevronTexaco Corporation Non-Employee Directors Equity Compensation and Deferral Plan and Registration Statement No. 333-72672 is hereby amended to remove references to the ChevronTexaco Corporation Restricted Stock Plan for Non-Employee Directors.

(2)  These plans are listed solely for the purpose of amending Registration Statement No. 333-72672.

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered	per Share	Offering Price	Fee

Common Stock par value $0.75 per share	390,208(1)	$66.76(2)	$26,050,286.08(2)	$2,107.47

Rights to purchase preferred stock(3)	N/A	N/A	N/A	N/A

Total Registration Fee	N/A	N/A	N/A	$2,107.47

(1)	The 390,208 shares of common stock, par value $0.75 per share, of ChevronTexaco Corporation (the “Common Stock”) are registered hereunder to be issued pursuant to the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices as reported on the New York Stock Exchange on May 7, 2003.

(3)	Associated with the Common Stock are Rights to purchase Preferred Stock that will be attached to, and represented by the certificates issued for, the Common Stock (which Preferred Stock Purchase Rights have no market value independent of the Common Stock to which they are attached).

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits
Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS
Exhibit 5.1
Exhibit 23.1
Exhibit 24.1
Exhibit 24.2
Exhibit 24.3
Exhibit 24.4
Exhibit 24.5
Exhibit 24.6
Exhibit 24.7
Exhibit 24.8
Exhibit 24.9
Exhibit 24.10
Exhibit 24.11
Exhibit 24.12
Exhibit 24.13
Exhibit 24.14
Exhibit 24.15
Exhibit 24.16

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by ChevronTexaco Corporation (the “Registrant”) and relates to 390,208 shares of its Common Stock, par value $0.75 per share, issuable pursuant to the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (the “2003 Directors’ Plan”).

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to Registration Statement No. 333-26731 on Form S-8 filed on May 9, 1997 (the “RSP Registration Statement”) is filed to amend the RSP Registration Statement (pursuant to which 50,000 shares of Common Stock of the Registrant were registered, of which 9,792 shares remain available for issuance (with an associated filing fee of approximately $205.86)) to reflect the merger of the ChevronTexaco Corporation Restricted Stock Plan for Non-Employee Directors (the “RSP”) (formerly the Chevron Corporation Restricted Stock Plan for Non-Employee Directors) into the 2003 Directors’ Plan. Subject to stockholder approval of the 2003 Directors’ Plan, the RSP will be merged into the 2003 Directors’ Plan. According to the terms of the 2003 Directors’ Plan, shares that were previously authorized for use under the RSP, but were not issued, are available for issuance under the 2003 Directors’ Plan. This Post-Effective Amendment No. 1 amends all references to the Chevron Corporation Restricted Stock Plan for Non-Employee Directors under the RSP Registration Statement to reference the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

This Registration Statement and Post-Effective Amendment No. 1 combined bring the number of shares of Common Stock of the Registrant registered under the 2003 Directors’ Plan to 400,000.

This Post-Effective Amendment No. 3 (this “Post-Effective Amendment No. 3”) amends Registration Statement No. 333-72672 on Form S-8 filed on November 1, 2001 as amended by Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed on June 21, 2002 and Post-Effective Amendment No. 2 to Form S-8 Registration Statement filed on October 17, 2002, (Registration Statement No. 333-72672 as amended is referred to herein as the “2001 Registration Statement”). Subject to stockholder approval of the 2003 Directors’ Plan, the ChevronTexaco Corporation Restricted Stock Plan for Non-Employee Directors will be merged into the 2003 Directors’ Plan. The Registrant hereby amends the 2001 Registration Statement to remove the ChevronTexaco Restricted Stock Plan for Non-Employee Directors from the 2001 Registration Statement. All other provisions of the 2001 Registration Statement remain unchanged.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the RSP Registration Statement, are hereby incorporated by reference in this Registration Statement, with the exception that due to the merger of the RSP into the 2003 Directors’ Plan, pursuant to this Post-Effective Amendment No. 1, all references to the Chevron Corporation Restricted Stock Plan for Non-Employee Directors are now references to the ChevronTexaco Corporation Non-Employee Directors Equity Compensation and Deferral Plan.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     (b)  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; the Registrant’s Current Reports on Form 8-K dated February 12, 2003 and January 31, 2003.

     (c)  The description of the Registrant’s Common Stock and Series A preferred stock purchase rights contained in the Registrant’s Current Reports on Form 8-K dated November 1, 2001 and November 19, 2002.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4. Description of Securities.

The Common Stock of ChevronTexaco Corporation is registered under Section 12 of the Securities Exchange Act of 1934, and accordingly, no description is provided hereunder.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Article IX of Registrant’s restated Certificate of Incorporation provides as follows:

“1.    A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

2.     To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person was or is a Corporate Servant.

3.     In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article IX, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article IX shall adversely affect any right existing at the time of such repeal or modification.

4.     The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defending Proceedings and to purchase and maintain insurance on their behalf whether or not the Corporation would have the power to indemnify them under the provisions of this Article IX or otherwise.

5.     Any right or privilege conferred by or pursuant to the provisions of this Article IX shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

6.     As used in this Article IX:

              (a)  ‘Corporate Servant’ means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

              (b)  ‘Corporation Law’ means the General Corporation Law of the State of Delaware, as from time to time amended;

              (c)  ‘indemnify’ means to hold harmless against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

              (d)  ‘Proceeding’ means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

              (e)  ‘request of the Corporation’ includes any written authorization by an officer of the Corporation.”

              Section 145 of the General Corporation Law of the State of Delaware, in which the Registrant is incorporated, permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers.

              The directors and officers of the Registrant are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Registrant is similarly insured with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and the Registrant’s by-law provisions.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit

4.1	Rights Agreement dated as of November 23, 1998, between Chevron Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, filed as Exhibit 4.1 to Registrant’s Registration Statement on Form 8-A filed on November 25, 1998, and incorporated herein by reference.

4.2	Amendment No. 1 to Rights Agreement dated as of October 15, 2000, between Chevron Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, filed as Exhibit 4.2 to Registrant’s Registration Statement on Form 8-A/A filed on December 7, 2000, and incorporated herein by reference.

4.3	Amendment No. 2 to the Rights Agreement dated as of November 19, 2002, between ChevronTexaco Corporation and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit 4.3 to Registrant’s Registration Statement on Form 8-A/A filed on November 20, 2002, and incorporated herein by reference.

5.1	Opinion regarding legality of securities to be offered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

Exhibit
Number	Exhibit

24.1 to 24.16	Powers of Attorney for directors and certain officers of Registrant, authorizing the signing of the registration statement and post-effective amendments on Form S-8 on their behalf.

The consolidated financial statements of the Registrant incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, except as they relate to Texaco Inc. as of and for the year ended December 31, 2000, which were audited by Arthur Andersen LLP.

Arthur Andersen LLP has not consented to the incorporation by reference of their report on the financial statements of Texaco Inc. for the year ended December 31, 2000 in this Registration Statement, and the Registrant has dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement and post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on May 8, 2003.

CHEVRONTEXACO CORPORATION

By	DAVID J. O’REILLY* David J. O’Reilly Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement and post-effective amendments has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 8th day of May, 2003.

Principal Executive Officers (and Directors)		Directors

	DAVID J. O’REILLY* David J. O’Reilly, Chairman of the Board and Chief Executive Officer	SAMUEL H. ARMACOST* Samuel H. Armacost

	PETER J. ROBERTSON* Peter J. Robertson, Vice-Chairman of the Board	ROBERT J. EATON* Robert J. Eaton

SAM GINN* Sam Ginn

CARLA A. HILLS* Carla A. Hills

Principal Financial Officer

	JOHN S. WATSON* John S. Watson, Vice-President and Chief Financial Officer	FRANKLYN G. JENIFER* Franklyn G. Jenifer

J. BENNETT JOHNSTON* J. Bennett Johnston

Principal Accounting Officer

	STEPHEN J. CROWE* Stephen J. Crowe, Vice-President and Comptroller	SAM NUNN* Sam Nunn

CHARLES R. SHOEMATE* Charles R. Shoemate

FRANK A. SHRONTZ* Frank A. Shrontz

*By	/S/ LYDIA I. BEEBE Lydia I. Beebe, Attorney-in-Fact	THOMAS A. VANDERSLICE* Thomas A. Vanderslice

CARL WARE* Carl Ware

JOHN A. YOUNG* John A. Young

     Pursuant to the requirements of the Securities Act of 1933, the Administrator of the ChevronTexaco Corporation Employee Savings Investment Plan has duly caused this Post-Effective Amendment No. 3 to Registration Statement No. 333-72672 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Ramon, State of California, on the 8th day of May, 2003.

CHEVRONTEXACO CORPORATION EMPLOYEE SAVINGS INVESTMENT PLAN

By	/s/ LYDIA I. BEEBE ChevronTexaco Corporation, Plan Administrator By: Lydia I. Beebe, Corporate Secretary ChevronTexaco Corporation

     Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Texaco Puerto Rico, Inc. Retirement Savings Plan has duly caused this Post-Effective Amendment No. 3 to Registration Statement No. 333-72672 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Guaynabo, Puerto Rico, on the 8th day of May, 2003.

TEXACO PUERTO RICO INC. RETIREMENT SAVINGS PLAN

By	/s/ JOSÉ V. PARRA VILLAMIL José V. Parra Villamil Administrator of the Texaco Puerto Rico Inc. Retirement Savings Plan

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Rights Agreement dated as of November 23, 1998, between Chevron Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, filed as Exhibit 4.1 to Registrant’s Registration Statement on Form 8-A filed on November 25, 1998, and incorporated herein by reference.

4.2	Amendment No. 1 to Rights Agreement dated as of October 15, 2000, between Chevron Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, filed as Exhibit 4.2 to Registrant’s Registration Statement on Form 8-A/A filed on December 7, 2000, and incorporated herein by reference.

4.3	Amendment No. 2 to the Rights Agreement dated as of November 19, 2002, between ChevronTexaco Corporation and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit 4.3 to Registrant’s Registration Statement on Form 8-A/A filed on November 20, 2002, and incorporated herein by reference.

5.1	Opinion regarding legality of securities to be offered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1 to 24.16	Powers of Attorney for directors and certain officers of Registrant, authorizing the signing of the registration statement and post-effective amendments on Form S-8 on their behalf.

The consolidated financial statements of the Registrant incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, except as they relate to Texaco Inc. as of and for the year ended December 31, 2000, which were audited by Arthur Andersen LLP.

Arthur Andersen LLP has not consented to the incorporation by reference of their report on the financial statements of Texaco Inc. for the year ended December 31, 2000 in this Registration Statement, and the Registrant has dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.